U S Department of Agriculture Forest Service AMENDMENT #2 FOR SPECIAL USE PERMIT (Ref: FSM 2714)	a. Record no. 70	b. Region 02	c. Forest 10
	d. District 08	e. User No. 1019.20	f. Kind of use 161
THIS AMENDMENT IS ATTACHED TO AND MADE A PART OF THE ANNUAL PERMIT	g. State 08	h. County 049	k. Card No. 01

For Winter Sports issued to Denver, City & County, Winter Park Recreation Association on 12/09/83, which is hereby amended as follows:

This permit covers 7630 acres more or less.

Replace Permit Map, Exhibit A dated 12/9/83, with new permit map dated, 07/13/90.

This Amendment is accepted subject to the conditions set forth herein and made a part of this Amendment.

PERMITEE	Name of Permittee City and County of Denver Winter Park Recreation Association	Signature of Authorized Officer /s/ Illegible Title President	Date 7/20/90

ISSUING OFFICER	Name and Signature /s/ M. M. Underwood, Jr. M. M. UNDERWOOD, JR.	Title Forest Supervisor	Date 7/13/90

2700-23 (3/72)